UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No .          )

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Filed by a Party other than the Registrant    □
Check the appropriate box:
□    Preliminary Proxy Statement
□    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
□    Definitive Proxy Statement
□    Definitive Additional Materials
☒    Soliciting Material under §240.14a-12
LivePerson, Inc.
(Name of Registrant as Specified in its Charter)
(Name Of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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□    Fee paid previously with preliminary materials
□    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On August 23, 2024, LivePerson, Inc., (the "Company") issued the below internal communication from the Company’s Chief Executive Officer:
Hi Team,
First, I want to thank you for your ongoing dedication as we continue to execute on our strategic vision and operational priorities. The momentum across the company continues to build. We’ve also recently received several fantastic external validations of our strategy, including multiple recognitions from top industry research and media publications.
I want to briefly address the press release issued by LivePerson’s former CEO Rob LoCascio. Every year at our company’s Annual Meeting, our shareholders have the ability to vote for and elect directors to serve on our board of directors. From time to time, shareholders of public companies also propose nominees for election to the board of directors, as Rob has done this year.
It is not uncommon for public companies to occasionally experience this type of activity. While you may see some news on this topic, it is business as usual at LivePerson.
Our priority, as always, is the continued execution of delivering value to all shareholders, as well as to our customers, employees, and surrounding communities.
If you receive any external inquiries regarding this topic, please refer them to our PR Director Mike Tague ([redacted]). Additional information about our annual meeting of shareholders can be found here.
Stay focused on our mission to serve our customers and grow our company. Thank you for your continued dedication and for the great work you do everyday.

John

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Annual Meeting - Important Additional Information
The Company intends to file a proxy statement and a GOLD proxy card with the SEC in connection with the Company’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”). STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING GOLD PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. Stockholders will be able to obtain the Company’s proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at https://ir.liveperson.com/.
Participant Information
The Company, its directors and John. D Collins, Chief Financial Officer and Chief Operating Officer, are deemed to be “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Annual Meeting. Information about the compensation of our named executive officers and our non-employee directors is set forth in the section titled “Item 11. Executive Compensation” in the Company’s Amendment No. 1 to its Annual Report on Form 10-K/A for the year ended December 31, 2023, filed on April 29, 2024 (the “2023 Form 10-K/A”), beginning on page 11, and available at 2023 Form 10-K/A. Information regarding the participants’ holdings of the Company’s securities can be found in the section titled “Item 12. Security Ownership of Certain Beneficial Owners and

Management and Related Stockholder Matters” beginning on page 45 of the 2023 Form 10-K/A and available at 2023 Form 10-K/A. As applicable, supplemental information regarding the holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4 and 5, and as referenced in the table below, and such filings are or will be available on the Company’s website available at https://ir.liveperson.com/financial-information/sec-filings or through the SEC’s website at www.sec.gov. Updated information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the section titled “Ownership of Securities” of the Company’s proxy statement on Schedule 14A and other materials to be filed with the SEC in connection with the Annual Meeting.

Directors
Name	Ownership	Filing Date	Filing Type	Hyperlink

John Sabino (Chief Executive Officer)	3,354,839	03/19/2024	Form 4	https://www.sec.gov/Archives/edgar/data/1102993/000110299324000052/xslF345X05/wk-form4_1710898450.xml
Executive Officers
Name	Ownership	Filing Date	Filing Type	Hyperlink

John D. Collins (Chief Financial Officer and Chief Operating Officer)	456,465	08/01/2024	Form 4	https://www.sec.gov/Archives/edgar/data/1102993/000110299324000106/xslF345X05/wk-form4_1722553819.xml

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